Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-141829, No. 333-185624 and No. 333-284686) of Lake Shore Bancorp, Inc. and subsidiary of our report dated March 22, 2024, relating to the consolidated financial statements as of December 31, 2023, which appears in this annual report on Form 10-K for the year ended December 31, 2024.

/s/ Baker Tilly US, LLP

Pittsburgh, Pennsylvania

March 14, 2025